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                                                       EXHIBIT 10.15


                           FRANKLIN BUILDING ACCOUNT
                               4818 Davis Street
                               Skokie, IL 60076



January 30, 1997


                        ADDENDUM TO ALL AMERICAN LEASE


This is an additional agreement between All American, subsidiary of Riddell Sports, Inc., a Delaware Corporation and Trust #298, concerning the extension of All American's lease from July 1, 1997 to June 30, 2000. All conditions and agreements from the prior lease will remain the same except for the following agreed changes.

1. Current rent will be increased starting July 1, 1997 to $6,592.71 per month, or $79,112.51 for twelve months.

2.   This is a 3-year lease.

3.   On renewal, a 5-year option with a 10% increase.

4.   The tax base will be calculated from the 1995 base year.

With the signing of this addendum by both parties incorporating the agreed upon additions and otherwise maintaining the original July 1, 1986 to June 30, 1997 agreement. This is our complete lease and agreement with All American.

Lessee:                                 Lessor:

All American                            Paul Goldstein
Subsidiary of Riddell Sports, Inc.      Sole Beneficiary of Trust #5298
A Delaware Corporation


By:   WILLIAM D. LOGAN                  By:  PAUL GOLDSTEIN
    ---------------------------             -------------------------
     William D. Logan                        Paul Goldstein
     Vice President - Finance

Date Signed: _________________                    Date Signed: ______________